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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We herby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91120) of MarkWest Energy Partners, L.P. of our report dated February 12, 2003, except for Note 14, as to which the date is March 25, 2003 and, except for Note 15, as to which the date is January 10, 2004, relating to the financial statements, which appears in this Form 10-K, as amended by Amendment No. 1 thereto.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
January 21, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS